KENNETH COLE PRODUCTIONS, INC. ** IMPORTANT NOTICE ** Regarding the Availability of Proxy Material

You are receiving this communication because you hold shares in the above company, and the material you should review before you cast your vote is now available.

This communication presents only an overview of the more complete proxy material that is available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy material before voting.

BROKER LOGO HERE

Return Address Line 1
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51 MERCEDES WAY
EDGEWOOD NY 11717

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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Shareholder Meeting to be held on May 29, 2008

Proxy Material Available

1	Annual Report
2	Proxy Statement

PROXY MATERIAL - VIEW OR RECEIVE

You can choose to view the material online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before May 08, 2008

HOW TO VIEW MATERIAL VIA THE INTERNET

Have the 12 Digit Control Number(s) available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIAL

1) BY INTERNET - www.proxyvote.com
2) BY TELEPHONE - 1-800-579-1639
3) BY E-MAIL* - sendmaterial@proxyvote.com

*If requesting material by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

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    See the Reverse Side for Meeting Information and Instructions on How to Vote

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Meeting Information

Meeting Type:	Annual Meeting
Meeting Date:	May 29, 2008
Meeting Time:	10:00 AM EDT
For holders as of:	April 09, 2008

Meeting Location:

400 Plaza Drive Secaucus, NJ

How To Vote

Vote In Person

Should you choose to vote these shares in person at the meeting you must request a “legal proxy”. To request a legal proxy please follow the instructions at www.proxyvote.com or request a paper copy of the material. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting material for any special requirements for meeting attendance.

Vote By Internet

To vote now by Internet, go to
WWW.PROXYVOTE.COM.
Please refer to the proposals and follow the instructions.

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Voting items
The Board of Directors recommends that
you vote “For” the following.

1.	Election of Directors Nominees
01	Kenneth D. Cole	02 Martin E. Franklin	03 Jill Granoff	04 Robert C. Grayson	05 Denis F. Kelly
06	Philip R. Peller

The Board of Directors recommends you vote FOR the following proposal(s).

2	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company to serve for the 2008 fiscal year.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

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